Exhibit 3.1

ARTICLES OF AMENDMENT

OF

NANO-PROPRIETARY, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the “Act”), Nano-Proprietary, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Texas adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation.

1.          The name of the Corporation is Nano-Proprietary, Inc.

2.          The Amended and Restated Articles of Incorporation of the Corporation shall be amended by deleting Article I and replacing it in its entirety as follows:

“Article I

            The name of the Corporation is Applied Nanotech Holdings, Inc.”

3.          This amendment was approved in accordance with the Act by the shareholders of the Corporation at a duly called and convened annual meeting held on May 20, 2008.

4.          The number of shares of the Corporation’s common stock outstanding and entitled to vote at the time of the adoption of this amendment was107,173,549.

5.          The number of shares voting to approve this amendment was 96,135,340, which was sufficient under the Act for the approval of such amendment.

6.          The said amendment does not involve any exchange, reclassification, or cancellation of issued shares of the Corporation.

7.          The said amendment does not involve a change in the amount of stated capital of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Financial Officer on June 2, 2008, hereby declaring and certifying that this is the act and deed of the Corporation and that the statements contained herein are affirmed as true under penalties of perjury.

Nano-Proprietary, Inc. By: /s/ Douglas P. Baker Douglas P. Baker, Chief Financial Officer